Exhibit 10.28

TECHNE CORPORATION

COMPENSATION ARRANGEMENT FOR THE EXECUTIVE OFFICERS

FOR FISCAL YEAR 2014

The Executive Compensation Committee of the Board of Directors of Techne Corporation approved the 2014 fiscal year base salary for the executive officers as set forth below.

2014 Annual
Executive Officer and Title	Base Salary
Charles R. Kummeth	$575,000
Chief Executive Officer
Gregory J. Melsen	$375,000
Vice Preisdent of Finance, Treasurer, and Chief Financial Officer
J. Fernando Bazan	$250,000
Chief Technical Officer
Marcel Veronneau	$225,013
Senior Vice President, Clinical Controls
Kevin J. Reagan	$276,504
Senior Vice President Biotech